Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 Nos. 333-276826, 333-280658, 333-281863 and 333-284376) of PolyPid Ltd.

(2)	Registration Statements (Form S-8 Nos. 333-239517, 333-271060, 333-277703 and 333-280662) pertaining to the equity incentive plan of PolyPid Ltd.

of our report dated February 26, 2025, with respect to the consolidated financial statements of PolyPid Ltd. included in this Annual Report (Form 20-F) of PolyPid Ltd. for the year ended December 31, 2024.

February 26, 2025 Haifa, Israel	/s/ Kost Forer Gabbay & Kasierer A Member of EY Global